As filed with the Securities and Exchange Commission on March 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DTE Energy Company
(Exact name of the registrant as specified in its charter)

Michigan	38-3217752
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
One Energy Plaza
Detroit, Michigan 48226-1279
(Address of registrant’s principal executive offices)

DTE Energy Company Savings and Stock Ownership Plan
MichCon Investment and Stock Ownership Plan
Detroit Edison Company Savings & Stock Ownership Plan
for Employees Represented by Local 17
of the International Brotherhood of Electrical Workers
Detroit Edison Company Savings & Stock Ownership Plan
for Employees Represented by Local 223
of the Utility Workers Union of America
(Full title of the plans)

Sandra Kay Ennis
DTE Energy Company
One Energy Plaza
Detroit, Michigan 48226-1279
(313) 235-4000
(Name, address, and telephone number,
including area code, of agent for service)

Copies to:
Anthony G. Morrow
DTE Energy Company
One Energy Plaza
Detroit, Michigan 48226-1279
(313) 235-4000

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered[1]	offering price per unit[2]	aggregate offering price	registration fee
Common Stock (without par value)	10,000,000	$23.96	$239,600,000	$9,416.28

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based on the average high and low prices reported on the New York Stock Exchange on March 5, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
As permitted by Rule 428 under the Securities Act of 1933, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:
•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Annual Report for each of the Plans on Form 11-K for the year ended December 31, 2007;

•	Current Reports on Form 8-K filed on January 27 and March 4, 2009, and on Form 8-K/A filed on March 5, 2009; and

•	Description of DTE Energy Company common stock on Form 8-B, filed on January 2, 1996.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.
Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
Legal matters in connection with the validity of the common stock offered under the Plans identified on the cover page of this Registration Statement (the “Plans”) have been passed upon for DTE Energy Company (“DTE Energy”) by Patrick B. Carey, Associate General Counsel of DTE Energy. Mr. Carey beneficially owns and holds options to purchase DTE Energy common stock and is eligible to participate in one or more of the Plans.
Item 6. Indemnification of Directors and Officers.
     (a) Indemnification. The DTE Energy Company Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Michigan Business Corporation Act (the “MBCA”) or any other applicable law, no director of DTE Energy Company (“DTE Energy”) shall be personally liable to DTE Energy or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of DTE Energy.

     DTE Energy’s articles of incorporation further state that each person who is or was or had agreed to become a director or officer of DTE Energy, or each such person who is or was serving or who had agreed to serve at the request of DTE Energy’s board of directors as an employee or agent of DTE Energy or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by DTE Energy to the fullest extent permitted by the MBCA or by any other applicable law. DTE Energy’s articles of incorporation further state that DTE Energy may enter into one or more agreements with any person, which agreements provide for indemnification greater or different than that provided in the articles of incorporation.
     Section 209(1)(c) of the MBCA permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the MBCA, dealing with unlawful distributions; or (4) an intentional criminal act.
     Sections 561 and 562 of the MBCA permit a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
     Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562, or in defense of a claim, issue or matter in the action, suit, or proceeding shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred by him or her in connection with the action, suit or proceeding, or proceeding brought to enforce this mandatory indemnification.
(b) Insurance. DTE Energy (with respect to indemnification liability) and its directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under eight insurance policies providing aggregate coverage for DTE Energy and its affiliates in the amount of $185 million.
Item 8. Exhibits.

Exhibit
Number	Description
*4.1	Amended and Restated Articles of Incorporation of DTE Energy dated December 13, 1995 (incorporated herein by reference to Exhibit 3-5 to DTE Energy’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)).

*4.2	Bylaws of DTE Energy, as amended through February 24, 2005 (incorporated herein by reference to Exhibit 3.1 to DTE Energy’s Form 8-K dated February 24, 2005 (File No. 1-11607)).

5.1	Opinion and Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of George Johnson & Company.

23.3	Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

Exhibit
Number	Description
24.1	Directors’ Power of Attorney.

*	Previously filed.
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of DTE Energy’s annual report, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 5th day of February, 2009.

DTE ENERGY COMPANY SAVINGS AND STOCK OWNERSHIP PLAN (Plan)

By: /s/ Larry Steward
Larry Steward, Chairman
DTE Energy Benefit Plan
Administration Committee,
Plan Administrator

MICHCON INVESTMENT AND STOCK OWNERSHIP PLAN (Plan)

By: /s/ Larry Steward
Larry Steward, Chairman
DTE Energy Benefit Plan
Administration Committee,
Plan Administrator

DETROIT EDISON COMPANY SAVINGS & STOCK OWNERSHIP PLAN FOR EMPLOYEES REPRESENTED BY LOCAL 17 OF THE INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS (Plan)

By: /s/ Larry Steward
Larry Steward, Chairman
DTE Energy Benefit Plan
Administration Committee,
Plan Administrator

DETROIT EDISON COMPANY SAVINGS & STOCK OWNERSHIP PLAN FOR EMPLOYEES REPRESENTED BY LOCAL 223 OF THE UTILITY WORKERS UNION OF AMERICA (Plan)

By: /s/ Larry Steward
Larry Steward, Chairman
DTE Energy Benefit Plan
Administration Committee,
Plan Administrator

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 5th day of February, 2009.

DTE ENERGY COMPANY
(Registrant)

By:	/s/ Anthony F. Earley, Jr.
Anthony F. Earley, Jr.
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony F. Early, Jr.	Director, Chairman of the	February 5, 2009
Anthony F. Earley, Jr.	Board and Chief Executive Officer (Principal Executive Officer)

/s/ David E. Meador	Executive Vice President and	February 5, 2009
David E. Meador	Chief Financial Officer (Principal Financial Officer)

/s/ Peter B. Oleksiak	Vice President and Controller	February 5, 2009
Peter B. Oleksiak	(Principal Accounting Officer)

/s/ Lillian Bauder	Director	February 5, 2009
Lillian Bauder

/s/ W. Frank Fountain	Director	February 5, 2009
W. Frank Fountain

/s/ Allan D. Gilmour	Director	February 5, 2009
Allan D. Gilmour

/s/ Alfred R. Glancy III	Director	February 5, 2009
Alfred R. Glancy III

/s/ Frank M. Hennessey	Director	February 5, 2009
Frank M. Hennessey

/s/ John E. Lobbia	Director	February 5, 2009
John E. Lobbia

Signature	Title	Date

/s/ Gail J. McGovern	Director	February 5, 2009
Gail J. McGovern

/s/ Eugene A. Miller	Director	February 5, 2009
Eugene A. Miller

/s/ Charles W. Pryor, Jr.	Director	February 5, 2009
Charles W. Pryor, Jr.

/s/ Josue Robles, Jr.	Director	February 5, 2009
Josue Robles, Jr.

/s/ Ruth G. Shaw	Director	February 5, 2009
Ruth G. Shaw

/s/ James H. Vandenberghe	Director	February 5, 2009
James H. Vandenberghe

INDEX TO EXHIBITS

Exhibit
Number	Description
*4.1	Amended and Restated Articles of Incorporation of DTE Energy dated December 13, 1995 (incorporated herein by reference to Exhibit 3-5 to DTE Energy’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)).

*4.2	Bylaws of DTE Energy, as amended through February 24, 2005 (incorporated herein by reference to Exhibit 3.1 to DTE Energy’s Form 8-K dated February 24, 2005 (File No. 1-11607)).

5.1	Opinion and Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of George Johnson & Company.

23.3	Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Directors’ Power of Attorney.

*	Previously filed.